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                                                                    EXHIBIT 23.2




                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in USA Waste Services, Inc.'s Registration Statement Nos. 33-42988, 33- 43809, 33-76226, 33-85018, and
333-00097 on Form S-3, Registration Statement Nos. 33-60103, 33-63981, and 333-02181 on Form S-4, and Registration Statement Nos. 33-43619, 33-59807, 33-61621, 33-61625, 33-61627, 33-72436, 33-84988, and 33- 84990 on Form S-8 of
our report dated March 30, 1995 (relating to the consolidated financial statements of Chambers Development Company, Inc. and subsidiaries not presented separately herein) appearing in this Current Report on Form 8- K/A, Amendment No. 2, of USA Waste Services, Inc.



DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
June 28, 1996